Exhibit 99.1

INCOME FUND

EIGHT A L.P.

PORTFOLIO OVERVIEW

THIRD QUARTER

2008

ICON Income Fund Eight A L.P.

- Third Quarter 2008 Portfolio Overview -

Dear Fellow Partner of ICON Income Fund Eight A L.P.:

We are pleased to present this Portfolio Overview for ICON Income Fund Eight A L.P. (the “Fund”) for the third quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on September 23, 1998 through the closing of the offering on May 17, 2000.

During the reporting period, we continued to operate in our liquidation period.  As we sell our assets, both rental income and finance income will decrease over time.  As leased equipment is sold, we will experience both gains and losses on these sales.  We will continue to liquidate our assets during this period and we expect to see a reduction in revenue and expenses accordingly.

Recent Significant Transactions

Transactions

•
On July 7, 2008, we sold our interest in the Cecil Provine, a mobile offshore drilling rig.  During March 2000, we acquired a 50% interest in Gulf Coast Leasing, LLC, which acquired a 50% residual value interest in the Cecil Provine.  Our initial investment was $1,997,000.  We recognized a gain on the sale of our interest of approximately $27,689,000.

•
On December 11, 2008, we sold equipment used to manufacture playground equipment and backyard products for consumer and commercial markets such as municipalities, parks, recreation departments, schools and other institutions to Playcore Wisconsin, Inc. (“Playcore”).  The equipment was sold for $200,000 when Playcore exercised its purchase option at the expiration of our lease agreement.  The equipment was purchased for approximately $4,040,000 and subsequently leased back to Playcore for 36 months prior to the sale.  We received a total of approximately $5,200,000 on this investment through rental payments and sale proceeds.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of September 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
We, along with ICON Leasing Fund Eleven, LLC and ICON Income Fund Ten, LLC, have ownership interests of 7.99%, 61.39% and 30.62%, respectively, in a joint venture that owns telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc.  Our interest was acquired for approximately $2,000,000.  The lease is scheduled to expire on March 31, 2010.

Transactions with Related Parties

Prior to April 1, 2006 and in accordance with the terms of our Amended and Restated Agreement of Limited Partnership, we paid our General Partner (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of our acquisition transactions.  In addition, our General Partner was reimbursed for certain administrative expenses incurred in connection with our operations.

Our General Partner performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner that are necessary to the Partnership’s operations.  These costs include our General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective April 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to the General Partner of $309,852 for the nine months ended September 30, 2008.  Our General Partner’s interest in our net income for the three months ended September 30, 2008 and 2007 was $277,411 and $442, respectively.  Our General Partner’s interest in our net income for the nine months ended September 30, 2008 and 2007 was $274,562 and $28,665, respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., General Partner

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

Assets
	September 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$350,401	$604,745
Net investment in finance lease	589,467	1,555,657

Total current assets	939,868	2,160,402

Non-current assets
Investments in joint ventures	1,073,077	3,346,186
Other non-current assets, net	168,824	168,127

Total non-current assets	1,241,901	3,514,313

Total Assets	$2,181,769	$5,674,715

Liabilities and Partners' Equity

Current liabilities
Accrued expenses and other current liabilities	$203,914	$163,804

Total current liabilities	203,914	163,804

Total Liabilities	203,914	163,804

Commitments and contingencies

Partners' equity
General Partner	(628,146)	(592,856)
Limited Partners	2,606,001	6,103,767

Total Partners' Equity	1,977,855	5,510,911

Total Liabilities and Partners' Equity	$2,181,769	$5,674,715

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Rental income	$-	$-	$-	$1,969,156
Finance income	20,752	76,302	105,810	268,608
Income from investments in joint ventures	27,744,301	53,563	27,852,068	160,484
Net gain on sales of equipment	-	-	-	1,548,969
Interest and other income	35,494	19,899	37,135	31,111

Total revenue	27,800,547	149,764	27,995,013	3,978,328

Expenses:
Depreciation and amortization	-	13,710	-	581,352
Interest	-	-	-	180,474
General and administrative	59,450	91,875	538,812	336,622

Total expenses	59,450	105,585	538,812	1,098,448

Income before minority interest	27,741,097	44,179	27,456,201	2,879,880

Minority interest	-	-	-	(13,393)

Net income	$27,741,097	$44,179	$27,456,201	$2,866,487

Net income allocable to:
Limited Partners	$27,463,686	$43,737	$27,181,639	$2,837,822
General Partner	277,411	442	274,562	28,665

	$27,741,097	$44,179	$27,456,201	$2,866,487

Weighted average number of limited partnership
units outstanding	735,092	735,232	735,130	735,232

Net income per weighted average
limited partnership unit outstanding	$37.36	$0.06	$36.98	$3.86

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Changes in Partners' Equity

	Limited Partner			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, December 31, 2007	735,232	$6,103,767	$(592,856)	$5,510,911

Net loss	-	(231,282)	(2,336)	(233,618)
Limited partnership units redeemed	(140)	(4,177)	-	(4,177)
Cash distributions to partners	-	(459,520)	(4,642)	(464,162)

Period ended March 31, 2008 (unaudited)	735,092	$5,408,788	$(599,834)	$4,808,954

Net loss	-	(50,765)	(513)	(51,278)
Cash distributions to partners	-	(459,422)	(4,641)	(464,063)

Period ended June 30, 2008 (unaudited)	735,092	$4,898,601	$(604,988)	$4,293,613

Net income	-	27,463,686	277,411	27,741,097
Cash distributions to partners	-	(29,756,286)	(300,569)	(30,056,855)

Period ended September 30, 2008 (unaudited)	735,092	$2,606,001	$(628,146)	$1,977,855

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$27,456,201	$2,866,487
Adjustments to reconcile net income to net cash provided by
operating activities:
Rental income paid directly to lenders by lessees	-	(1,969,156)
Finance income	(105,810)	(268,608)
Net gain on sales of equipment	-	(1,548,969)
Income from investments in joint ventures	(27,852,068)	(160,484)
Depreciation and amortization	-	581,352
Interest expense on non-recourse financing paid directly
to lenders by lessees	-	180,474
Minority interest	-	13,393
Changes in operating assets and liabilities:
Collection of finance lease	1,072,000	1,268,319
Other assets	(697)	(6,393)
Due from affiliates	-	(144,924)
Accrued expenses and other current liabilities	40,110	(70,732)
Distributions received from joint ventures	27,852,068	162,253

Net cash provided by operating activities	28,461,804	903,012

Cash flows from investing activities:
Proceeds from sales of equipment	-	9,518,116
Distributions received from joint ventures in excess of profits	2,273,109	279,235

Net cash provided by investing activities	2,273,109	9,797,351

Cash flows from financing activities:
Cash distributions to partners	(30,985,080)	(10,040,132)
Distributions paid to minority interest holders	-	(426,000)
Redemption of limited partnership units	(4,177)	-

Net cash used in financing activities	(30,989,257)	(10,466,132)

Net (decrease) increase in cash and cash equivalents	(254,344)	234,231
Cash and cash equivalents, beginning of the period	604,745	182,901

Cash and cash equivalents, end of the period	$350,401	$417,132

ICON Income Fund Eight A L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$18,688

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
paid directly to lenders by lessees	$-	$7,154,363

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Securities Corp., 100 Fifth Avenue 4th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.